Exhibit 99.1

3003 Tasman Drive, Santa Clara, CA 95054

www.svb.com

Contact:
Meghan O’Leary
Investor Relations
(408) 654-6364

NASDAQ: SIVB

SVB FINANCIAL GROUP RECEIVES PRELIMINARY APPROVAL TO PARTICIPATE IN

TREASURY’S TARP CAPITAL PURCHASE PROGRAM

SANTA CLARA, Calif. — December 3, 2008 — SVB Financial Group (NASDAQ: SIVB), parent company of Silicon Valley Bank, announced today that it has received written preliminary approval from the U.S. Department of the Treasury to participate in its TARP Capital Purchase Program. The Company intends to submit final documentation to the Treasury in order to close the proposed transaction prior to December 31, 2008. Under the proposed transaction, the Treasury is expected to invest up to $235 million by purchasing shares of preferred stock, and receiving related warrants to purchase common stock, of the Company based on the terms of the Program. The proceeds of the investment will further strengthen the Company’s capital position, and are intended to be used to fund its continued growth.

SVB Financial Group’s Tier 1 capital ratio of 9.94% at September 30, 2008, already exceeds that of a “well-capitalized” institution. On a pro forma basis, the new capital would have increased the Company’s Tier 1 capital ratio on that date to approximately 12.79%.

“This program gives healthy institutions like ours access to attractively priced capital that we intend to use to support our continued growth and business development,” said Ken Wilcox, president and CEO of SVB Financial Group.

The anticipated investment transaction is subject to certain closing conditions and the execution of definitive agreements, forms of which are publicly available on the Treasury’s website.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and can be identified by the use of words such as “becoming,” “may,” “will, “ “should,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “seeks,” “expects,” “plans,” “intends,” the negative of such words, or comparable terminology. In this release, management makes forward-looking statements about the proposed offering of securities by the Company, and the impact and use of the investment proceeds. Although management believes that the expectations reflected in our forward-looking statements are reasonable and has based these expectations on our beliefs and assumptions, such expectations may prove to be incorrect. Actual results may differ. Factors that could cause actual results to differ include changes in the Treasury’s intentions to purchase securities from the Company, including the timing, the subscription amount and the terms of the transaction, and changes in the Company’s intentions to submit final documentation to the Treasury. For information about factors that could cause actual results to differ from the expectations stated in forward-looking statements, please refer to our most recently-filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and Annual Report on Form 10-K for the year ended December 31, 2007. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this report are made only as of the date of this report. We do not intend, and undertake no obligation, to update these forward-looking statements.

About SVB Financial Group

For 25 years, SVB Financial Group and its subsidiaries, including Silicon Valley Bank, have been dedicated to helping entrepreneurs succeed. SVB Financial Group is a financial holding company that serves companies in the technology, life science, venture capital/private equity and premium wine industries. Offering diversified financial services through Silicon Valley Bank, SVB Analytics, SVB Capital, SVB Global and SVB Private Client Services, SVB Financial Group provides clients with commercial, investment, international and private banking services. The Company also offers funds management, broker-dealer services and asset management, as well as the added value of its knowledge and networks worldwide. Headquartered in Santa Clara, California, SVB Financial Group operates through 27 offices in the U.S. and international operations in China, India, Israel and the United Kingdom. More information on the Company can be found at www.svb.com.

Banking services are provided by Silicon Valley Bank, the California bank subsidiary and commercial banking operation of SVB Financial Group, and a member of the FDIC and the Federal Reserve. SVB Private Client Services is a division of Silicon Valley Bank. SVB Financial Group is also a member of the Federal Reserve.